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EXHIBIT 25.1

        Registration No. 333-127868

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

303 Peachtree Street, N.E. 30th Floor Atlanta, Georgia (Address of principal executive offices)	30308 (I.R.S. employer identification number)	58-0466330 (Zip Code)

JACK ELLERIN
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
404-588-7296
(Name, address and telephone number of agent for service)

BUCKEYE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2432497 (IRS employer identification no.)
5002 Buckeye Road P.O. Box 368 Emmaus, Pennsylvania	18049 (Zip Code)

Debt Securities
(Title of the indenture securities)

1.
General information.

Furnish the following information as to the trustee—

    Name and address of each examining or supervising authority to which it is subject.

    Department of Banking and Finance,
    State of Georgia
    2990 Brandywine Road, Suite 200
    Atlanta, Georgia 30341-5565

    Federal Reserve Bank of Atlanta
    1000 Peachtree Street, N.E.
    Atlanta, Georgia 30309-4470

    Federal Deposit Insurance Corporation
    550 17th Street, N.W.
    Washington, D.C. 20429-9990

    Whether it is authorized to exercise corporate trust powers.

    Yes.

2.
Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

3-12.
No responses are included for Items 3 through and including 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b) below, the Obligor is not in default with respect to any securities issued pursuant to any indenture under which SunTrust Bank is trustee.

13.
Defaults by the Obligor.
(a)
State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

There is not and has not been any default under this indenture

(b)
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is a trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any such default.

14-15.
No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b) above, the Obligor is not in default with respect to any securities issued pursuant to any indenture under which SunTrust Bank is trustee.

16.
List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

  (1)
  A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

  (2)
  A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

  (3)
  A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

  (4)
  A copy of the existing by-laws of the trustee (as amended and restated August 13, 2002) (Exhibit 4 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

  (5)
  Not applicable.

  (6)
  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

  (7)
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2005.

  (8)
  Not applicable.

  (9)
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 21st day of September, 2005.

SUNTRUST BANK
By:	/s/ Jack Ellerin Jack Ellerin Vice President

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Debt Securities of Buckeye Partners L.P., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ JACK ELLERIN Jack Ellerin Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SUNTRUST BANK Legal Title of Bank		FFIEC 031 RC-1
ATLANTA City		13
GA	30302

State	Zip Code

FDIC Certificate Number—00867

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		RCFD	Bil--Mil--Thou
		Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin(1)	0081	4,630,496	1.a
	b. Interest-bearing balances (2)	0071	19,136	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)	1773	26,037,826	2.b
3.	Federal funds sold and securities purchased under agreements to resell:	RCON
	a. Federal funds sold in domestic offices	B987	300,175	3.a
		RCFD
	b. Securities purchased under agreements to resell(3)	B989	3,930,369	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale	5369	7,656,249	4.a
	b. Loans and leases, net of unearned income	B528	110,036,797	4.b
	c. LESS: Allowance for loan and lease losses	3123	1,034,645	4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	109,002,152	4.d
5.	Trading assets (from Schedule RC-D)	3545	1,616,727	5
6.	Premises and fixed assets (including capitalized leases)	2145	1,591,956	6
7.	Other real estate owned (from Schedule RC-M)	2150	39,941	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8
9.	Customers' liability to this bank on acceptances outstanding	2155	15,601	9
10.	Intangible assets:
	a. Goodwill	3163	6,416,577	10.a
	b. Other intangible assets (from Schedule RC-M)	0426	971,680	10.b
11.	Other assets (from Schedule RC-F)	2160	5,168,419	11
12.	Total assets (sum of items 1 through 11)	2170	167,395,304	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK Legal Title of Bank	FFIEC 031 RC-2 14

FDIC Certificate Number—00867

Schedule RC—Continued

		RCFD	Bil--Mil--Thou
		Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E part I)	RCON 2200	105,847,241	13.a
	(1) Noninterest-bearing(1)	6631	10,357,869	13.a.1
	(2) Interest-bearing	6636	95,489,372	13.a.2
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	5,378,526	13.b
	(1) Noninterest-bearing	6631	0	13.b.1
	(2) Interest-bearing	6636	5,378,526	13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:	RCON
	a. Federal funds purchased in domestic offices(2)	B993	5,199,559	14.a
		RCFD
	b. Securities sold under agreements to repurchase(3)	B995	9,361,366	14.b
15.	Trading liabilities (from Schedule RC-D)	3548	807,559	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	16,403,351	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding	2920	15,601	18
19.	Subordinated notes and debentures(4)	3200	2,999,530	19
20.	Other liabilities (from Schedule RC-G)	2930	2,839,086	20
21.	Total liabilities (sum of items 13 through 20)	2948	148,851,819	21
22.	Minority interest in consolidated subsidiaries	3000	480,427	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus	3838	0	23
24.	Common stock	3230	29,900	24
25.	Surplus (exclude all surplus related to preferred stock)	3839	11,033,970	25
26.	a. Retained earnings	3632	6,310,106	26.a
	b. Accumulated other comprehensive income(5)	B530	689,074	26.b
27.	Other equity capital components(6)	A130	0	27
28.	Total equity capital (sum of items 23 through 27)	3210	18,063,058	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3300	167,395,304	29
Memorandum
To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by	RCFD	Number
	independent external auditors as of any date during 2004	6724	N/A	M.1

1=    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3= Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	4= Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5=    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6=    Review of the bank's financial statements by external auditors
7=    Compilation of the bank's financial statements by external auditors
8=    Other audit procedures (excluding tax preparation work)
9= No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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SIGNATURE
CONSENT OF TRUSTEE
REPORT OF CONDITION (ATTACHED)